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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2026 (June 4, 2026)

Global Technologies, LTD

(Exact name of registrant as specified in its charter)

Delaware	000-25668	86-0970492
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

806 Green Valley Rd, Suite 200, Greensboro, NC	27408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(336) 740-9017

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	GTLL	OTC Markets “PINK”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2026, Global Technologies, LTD, a Delaware corporation (the “Company”), entered into a Binding Letter of Intent with FORCARA, LLC (“FORCARA”), a business development and advisory platform focused on supporting automotive repair businesses and related small business operators.

The Binding Letter of Intent establishes a framework pursuant to which the Company and FORCARA intend to begin an immediate strategic business relationship and work toward the completion of a definitive transaction pursuant to which FORCARA would become part of the Company’s operating platform. The Binding Letter of Intent provides for an interim joint venture and revenue-sharing arrangement, including weekly revenue reporting by FORCARA, strategic support by the Company, a management fee payable or accruable to the Company equal to $12,500 per month, prorated from the effective date, and a 50/50 sharing of EBITDA or net operating profit after direct costs and approved operating expenses, unless otherwise modified in definitive agreements.

The Binding Letter of Intent is binding with respect to certain interim and procedural provisions, including the immediate strategic relationship, interim revenue sharing and joint venture bridge arrangement, exclusivity, confidentiality, good-faith negotiation, due diligence cooperation, closing target, use of revenue and operating information, and certain other customary provisions. The final acquisition, merger, unit exchange, preferred equity issuance, conversion mechanics, and subsidiary integration remain subject to due diligence, negotiation and execution of definitive agreements, Board approval, satisfaction of closing conditions, and other applicable corporate, legal, accounting, and securities compliance considerations. There can be no assurance that the parties will enter into definitive agreements or that any proposed transaction will be completed.

The foregoing description of the Binding Letter of Intent does not purport to be complete and is qualified in its entirety by reference to the full text of the Binding Letter of Intent, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On June 4, 2026, the Board of Directors of Global Technologies, LTD, a Delaware corporation (the “Company”), approved the issuance of three shares of the Company’s Series K Super Voting Preferred Stock to H. Wyatt Flippen, the Company’s Chief Executive Officer and Chairman of the Board.

The issuance was approved by unanimous written consent of the Board of Directors and was made in connection with the Company’s ongoing governance alignment, operational restructuring, and long-term strategic oversight initiatives. The shares were issued in a transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder, as a transaction not involving a public offering.

The Series K Super Voting Preferred Stock carries voting rights as set forth in the applicable certificate of designation previously filed with, or to be filed with, the Delaware Secretary of State, and is intended to support governance continuity during the Company’s restructuring and growth initiatives.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2026, the Board of Directors of the Company appointed William “Bill” Norton to serve as a member of the Company’s Board of Directors, effective immediately.

Mr. Norton currently serves in a leadership role with GTLL Advisory Group, LLC, a wholly owned operating subsidiary of the Company, and has been actively involved in the Company’s small business advisory, operational consulting, and strategic growth initiatives. The Board determined that Mr. Norton’s experience in business development, advisory services, operational consulting, and client relationship management supports the Company’s current strategy of building a more disciplined multi-subsidiary operating platform.

In connection with Mr. Norton’s appointment, the Company entered into an amended and restated executive and board member agreement with Mr. Norton at the parent-company level. The amended agreement is intended to simplify compensation administration through Global Technologies, LTD while continuing Mr. Norton’s leadership responsibilities for GTLL Advisory Group, LLC and other Board-approved strategic initiatives.

The material terms of Mr. Norton’s amended agreement include compensation payable by the Company, rather than solely by GTLL Advisory Group, LLC, and may include cash compensation, performance-based compensation, equity-based compensation, expense reimbursement, and other terms approved by the Board. The Company expects to further refine certain equity compensation components in connection with its newly designated Series R Preferred Stock structure and future Board-approved compensation plans.

There are no family relationships between Mr. Norton and any director or executive officer of the Company. Except as disclosed herein, Mr. Norton has not been a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 4, 2026, the Board of Directors of the Company approved the form of Certificate of Designation for a new series of preferred stock, designated as Series R Preferred Stock, and authorized the Company to file the Certificate of Designation with the Delaware Secretary of State.

The Series R Preferred Stock designation authorizes 250,000 shares and is intended to provide the Company with a cleaner and more flexible preferred equity structure for management alignment, compensation planning, strategic transactions, settlement arrangements, and other Board-approved corporate purposes.

The Series R Preferred Stock includes defined voting, conversion, transfer, and administrative provisions, together with protections intended to support future capital structure planning and orderly treatment in connection with potential capitalization adjustments, restructuring transactions, or future liquidity-related events.

A copy of the approved form of Certificate of Designation is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 9, 2026, the Company issued a press release announcing the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, recent Board actions, governance updates, the adoption of a new Series R Preferred Stock designation, the issuance of Series K Super Voting Preferred Stock, the appointment of William “Bill” Norton to the Company’s Board of Directors, and the Company’s entry into a Binding Letter of Intent with FORCARA, LLC.

The press release also discusses the Company’s continued repositioning from its prior holding-company and wholesale-oriented operating model into a more disciplined operating platform focused on relationship-driven growth, product procurement, small business advisory, and technology-enabled services. Since October 2025, the Company, through its operating subsidiaries, has opened relationships with more than 150 cash-pay clinics and more than 20 small businesses across other industries.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series R Preferred Stock
10.1	Amended and Restated Executive and Board Member Agreement with William Norton
10.2	Binding Letter of Intent, dated June 8, 2026, by and between Global Technologies, LTD and FORCARA, LLC
99.1	Press release dated June 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL TECHNOLOGIES, LTD (Registrant)

Date: June 9, 2026	/s/ H. Wyatt Flippen
H. Wyatt Flippen
CEO & Chairman